UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INVESTORS HERITAGE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

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INVESTORS HERITAGE CAPITAL CORPORATION

200 CAPITAL AVENUE

FRANKFORT, KENTUCKY 40601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2010

TO THE SHAREHOLDERS OF

INVESTORS HERITAGE CAPITAL CORPORATION:

Notice is hereby given that the annual meeting of shareholders of Investors Heritage Capital Corporation, a Kentucky corporation, will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on Thursday, May 13, 2010, at 11:00 A.M. (Eastern Daylight Time) for the following purposes:

(1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 19, 2010, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope. The proxy is being solicited by and on behalf of the Board of Directors of Investors Heritage Capital Corporation.

Your attention is directed to our 2009 Annual Report and to the Proxy Statement, both of which accompany this notice.

By Order of the Board of Directors

/s/ Jane S. Jackson

Jane S. Jackson, Secretary

P. O. Box 717

Frankfort, Kentucky 40602

April 2, 2010

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and 2009 Annual Report to Stockholders are available at: www.investorsheritage.com/2009annualreport.html

INVESTORS HERITAGE CAPITAL CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

MAY 13, 2010

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Investors Heritage Capital Corporation, for use at our annual meeting of shareholders to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 13, 2010, at 11:00 A.M. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

PROXY MAY BE REVOKED

A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given by giving written notice to our Secretary as provided by Kentucky Revised Statutes Section 271B.7-220(6).

COST AND METHOD OF SOLICITATION

The Board of Directors intends to solicit proxies by use of the United States Postal Service, and we will bear all costs of soliciting proxies for this annual meeting. We will mail the proxy statement and form of proxy to the shareholders on April 2, 2010.

VOTING SECURITIES

We have issued one class of capital stock. There are 1,399,428.560 shares outstanding of which 1,141,767.356 are entitled to one vote each as provided by Kentucky Revised Statutes Section 271B.7-280.  Investors Heritage Life, 200 Capital Avenue, Frankfort, Kentucky 40601 holds directly 163,476 shares or 12% of our stock. Investors Underwriters, Inc., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 94,185 shares or 7% of our stock. Investors Heritage Life owns 603 shares or 96% of the stock of Investors Underwriters, Inc. HLW Investment Corp., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 140,620 shares or 10% of our stock. We do not know of any other person who owns of record, or beneficially, more than 5% of our capital stock except as shown on the table beginning on Page 5. The Board of Directors has fixed March 19, 2010, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting, and at any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:

(1)  To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

(2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

DISCLOSURE OF NOMINATING COMMITTEE

We have a Nominating Committee that is comprised of three independent directors and one director who is not independent, Harry Lee Waterfield II.  The nominees proposed by the Nominating Committee for election as directors were ratified and approved by the independent members of the Board of Directors.

The Nominating Committee utilizes a subjective analysis to identify and evaluate candidates to be nominated as directors, including but not limited to, general business knowledge, experience with financial institutions, including insurance companies, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that the Company seeks for director nominees except for the requirement in our By-laws that each Director own at least ten shares of the outstanding common stock of Investors Heritage Capital Corporation. The Nominating Committee does not have a charter. We have not engaged or paid any third party to assist in the process of identifying or evaluating candidates.

While neither the Board nor the Nominating Committee have a stated policy with regard to the consideration of diversity in identifying director nominees, it has always been a philosophy of the Board to attempt to bring differing skill sets to the table.  In that regard, the Nominating Committee attempts to maintain diversity on the Board expansively by incorporating different professional experiences as well as education and other skills.  The Nominating Committee views the various disciplines from which board members have derived his/her experience and expertise as a vital part of their overall contribution to the Company.  This diversity philosophy is implemented on a case by case basis depending on the vacancies and the needs of the board at the time.  The Nominating Committee assesses the effectiveness of its selections by looking at the  Board as a whole as well as looking at the committee structure and representation thereon, and determining if a sufficient diversity of experience and knowledge exists to provide the necessary insight and alternatives to the overall  function.

We would consider candidates for director nominees recommended by shareholders in accordance with the requirements of Kentucky law. If shareholder nominations were made, the Nominating Committee would perform an investigation of the candidate to determine if the candidate is qualified and would present the shareholder nomination in the Proxy Statement to be subject to a vote of the shareholders.

We have never received nor have we ever rejected a candidate recommended for nomination by any shareholder.

As noted in the Proxy Statement, we notify shareholders each year of their right to offer candidates for nomination or offer other proposals by forwarding the information to the Secretary of Investors Heritage Capital Corporation prior to the date specified in the Proxy Statement.  The Secretary, without prior screening, would forward any shareholder communication directly to the Board at the next regularly scheduled Board meeting.

It is our policy that all Directors attend the Annual Meeting of shareholders and all Directors were present at the 2009 Annual Meeting.

PROPOSED ELECTION OF DIRECTORS

The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

The persons named in the Proxy Statement shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the Proxy Statement shall designate.

The Board of Directors determined that five of the eight current directors are "independent" as defined by Rule 4200 of the NASDAQ listing standards.  The non-independent directors are Harry Lee Waterfield II, Robert M. Hardy, Jr. and Michael F. Dudgeon, Jr. With respect to the nominees for election, Gordon C. Duke is independent.  Harry Lee Waterfield II and Michael F. Dudgeon, Jr. are not independent.  Independent Director, Jerry F. Howell, Jr., died in 2009 and his vacancy has not been filled by the Board.

The following information is given with respect to the nominees for election as directors and for each of the other directors whose terms will continue after the meeting. Each director was elected to his present term of office by vote of the shareholders at an annual meeting.  None of our directors currently serve, nor during the last five years have they served, as a director of another public company or registered investment company.

Each of the directors has had the business experience indicated on Page 5 for more than five years except for Gordon Duke.  Since December 8, 2003, Mr. Duke has been an independent businessman, and since November 1, 2008, he has served as a consultant and as Vice President for Nucleus:  Kentucky's Life Sciences and Innovation Center, LLC.  Mr. Duke has also served in various capacities for the Commonwealth of Kentucky, most significantly as Secretary of the Finance and Administration Cabinet under three different administrations and he has also served as State Budget Director and was a Commissioner in the Cabinet for Economic Development.  Additionally, Mr. Duke served for five years as Executive Vice President for the Webb Companies, a national real estate development firm.  Mr. Duke's experience and knowledge of public and private finance is extensive and provides him with a basis for his understanding of our companies and the ability to provide risk assessment and financial reporting expertise.

Mr. Waterfield has been employed by the Company and been a director since its inception in 1963 and he has served in numerous capacities. Currently he serves as our President, Chief Executive Officer and Chairman of the Board. He has also served as President of a national trade association and has been heavily involved in various issues that affect not only our Company but the entire industry.  Mr. Waterfield brings valuable insight and knowledge to the Board due to his service as President and Chairman for the last 22 years.  Further, his years of experience and his background provide him with extensive knowledge of our Company and its operations.

Mr. Dudgeon has been a Director of the Company since 2004 and a Director of Investors Heritage Life since 1988.  He has been employed by Investors Heritage Life since 1994.  In addition to being a director, he has also served in various capacities for Investors Heritage Life and is currently Vice President of the Financial Services Division and is Vice President of Investors Heritage Financial.  Mr. Dudgeon has extensive experience on the agency/marketing side of the business in ordinary sales, preneed sales and credit insurance sales and the markets within which our Company operates.  He also has extensive knowledge of our companies.

With respect to Directors whose terms will continue, the following information is provided.

Harold G. Doran, Jr. received his degree from the University of Pennsylvania,The Wharton School, and has had over 20 years of very successful experience in the financial services industry with several banking organizations, primarily Peoples Bank, Murray, Kentucky.  Mr. Doran possesses valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting, financial metrics and regulatory processes involved in the financial services industry.  He has been a Director of our Company since 2001 and is skilled at analyzing risks, audit procedures, financial reporting as well as providing broad-based business knowledge.

David W. Reed has been a Director since 1982 and has extensive experience in numerous businesses, primarily owning and operating mineral resource mining and transportation businesses. In addition, from 1975-2003 he served as a director for several financial institutions. His background and training allow him to provide significant guidance with respect to risk assessment and financial reporting as well as with significant corporate organization decisions. His background and experience with a regulated business also provide him with beneficial insight into our operations.

Helen S. Wagner has been a Director since 1986.  For more than 20 years she was the owner of a real estate brokerage firm and she possesses practical business experience from owning and operating her brokerage business.  Further, she brings extensive experience to our board in matters involving real estate markets.

Howard L. Graham has been a director since 2002. Prior to that time he was Vice President of the Company and Vice President - Corporate Accounting for Investors Heritage Life.  He was employed by Investors Heritage Life for 37 years. Mr. Graham was responsible for oversight and preparation of the Company's financial statements and has extensive experience in that regard. In addition, based on his 37 years of employment, he is familiar with all aspects of our operations.

Robert M. Hardy, Jr. has been employed by Investors Heritage Life since 1987 and he has been a Director of both companies since 1988.  Mr. Hardy is a lawyer and serves as Vice President and General Counsel for both the Company and Investors Heritage Life.  Mr. Hardy has extensive experience in various corporate, securities and regulatory matters. He has also served as President of a national insurance trade association and has been heavily involved in numerous state and national issues affecting the Company as well as the insurance industry as a whole.

	Number of Shares of Capital Stock of the Company Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of December 31, 2009

		Investors
		Heritage
Name,		Capital
Position With the Company &	Director	Corporation	Percentage of
Business Experience	Since	(1)	Stock Owned
NOMINEES:
Gordon C. Duke af	1991	678.200	< 0.1%
Director. Vice President and Consultant for Nucleus.
Director, Investors Heritage Life.
Age 64.

Harry Lee Waterfield II efn	1963	627,113.537	44.8%
Chairman of the Board, President		(2)(3)(4)(5)(6)(7)
and CEO.
Chairman of the Board, President and		(8)(9)(10)(11)
CEO, Investors Heritage Life. Age 66.

Michael F. Dudgeon, Jr.	2004	9,734.670	0.7%
Director. Vice President and Director,		(12)
Investors Heritage Life. Age 48.
(Nephew of Harry Lee Waterfield II)

Other Directors whose terms will continue after meeting:
Harold G. Doran, Jr. eaf	2001	18,652.000	1.3%
Director. Independent Businessman.		(13)
Director, Investors Heritage Life. Age 56.

Helen S. Wagner en	1986	33,100.000	2.4%
Director. Retired Real Estate Broker/Owner.		(14)
Director, Investors Heritage Life. Age 73.

David W. Reed an	1982	27,593.000	2.0%
Director. Independent Businessman.
Director, Investors Heritage Life. Age 55.

Howard L. Graham fn	2002	28,343.898	2.0%
Director. Retired Vice President,		(15)
Investors Heritage Life and
Investors Heritage Capital Corporation. Director,
Investors Heritage Life. Age 75.

Robert M. Hardy, Jr. ef	1988	21,160.923	1.5%
Director, Vice President and General		(16)
Counsel. Director, Vice President and
General Counsel, Investors Heritage
Life. Age 52.
(Nephew of Harry Lee Waterfield II)

Named Executive Officers who are not Directors:
Raymond L. Carr		29,706.811	2.1%
Vice President and CFO. Vice President and CFO, Investors Heritage Life. Age 61.		(17)(18)

All Directors and Officers as a Group:		816,078.251	58.3%

a Member of Audit Committee                        f Member of Finance Committee
e Member of Executive Committee                  n Member of Nominating Committee

(1)      At December 31, 2009, there were 1,399,428.560 shares outstanding of which 1,141,767.356 shares are entitled to vote.

(2)      Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy and family not separately identified and reported as directors, Nancy Waterfield Walton and family not separately identified and reported as directors, Harry Lee Waterfield II Irrevocable Trust Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/76, Investors Heritage Life, Investors Underwriters, Inc., and IHCC Employee Retirement Plan.

(3)      Includes 140,620 shares of Investors Heritage Capital Corporation owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.

(4)      Includes 43,119.08 shares of Investors Heritage Capital Corporation owned by HLW Corporation of which Mr. Waterfield II is an officer.

(5)      Includes 15,222 shares of Investors Heritage Capital Corporation held in trust for the benefit of the children of Harry Lee Waterfield.

(6)      Includes 26,623.998 shares of Investors Heritage Capital Corporation held on his behalf in trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank") under the IHCC Retirement Savings Plan and Trust (the "401(k) Plan").

(7)      Includes 37,677.176 shares of Investors Heritage Capital Corporation held by Nancy Waterfield Walton and family, including shares held on her behalf in trust by Farmers Bank under the 401(k) Plan and the Investors Heritage Capital Corporation Deferred Compensation Plan (the "Deferred Compensation Plan").

(8)      Includes 15,078.480 shares of Investors Heritage Capital Corporation held by RoseGayle Waterfield Hardy and family.

(9)      Includes 163,476 shares of Investors Heritage Capital Corporation held by Investors Heritage Life and 94,185 shares of Investors Heritage Capital Corporation held by Investors Underwriters. Mr. Waterfield II is Chairman of both companies. The corporations have the power to dispose of these shares.

(10)    Includes 31,000 shares of Investors Heritage Capital Corporation owned by the IHCC Employee Retirement Plan of which Mr. Waterfield II is a member of the Retirement Plan Committee.

(11)    Includes 36,325 shares of Investors Heritage Capital Corporation held in the name of CEDE & CO., nominee for the twelve separate Irrevocable Trusts, three each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.

(12)    Includes 6,597.710 shares of Investors Heritage Capital Corporation held on his behalf in trust by Farmers Bank under the 401(k) Plan.

(13)    Includes 4,408 shares of Investors Heritage Capital Corporation owned by Mr. Doran's spouse and 8,816 shares owned by Mr. Doran's children.

(14)    Includes 26,591.12 shares of Investors Heritage Capital Corporation held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

(15)    Includes 19,759.538 shares of Investors Heritage Capital Corporation held on his behalf in trust by Farmers Bank under the 401(k) Plan and the Deferred Compensation Plan.

(16)    Includes 12,877.083 shares of Investors Heritage Capital Corporation held on his behalf in trust by Farmers Bank under the 401(k) Plan.

(17)    Includes 210.540 shares of Investors Heritage Capital Corporation owned by Mr. Carr's daughters and grandson.

(18)    Includes 29,496.271 shares of Investors Heritage Capital Corporation held on his behalf in trust by Farmers Bank in the 401(k) Plan and the Deferred Compensation Plan.

Meetings of the Board are held on call and there is an organizational meeting following the Annual Meeting of Shareholders. The Board had twelve meetings in 2009.

The Board has an Executive Committee that exercises the power of the Board in management of the business affairs during intervals between meetings of the Board. The Board considers the actions of the Executive Committee and has approval and veto power over its actions. The Executive Committee met four times in 2009.

The Board has provided for a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board. The Finance Committee met eleven times in 2009.

The Board has designated an Audit Committee that meets on call and reviews the work of the independent registered public accounting firm, reviews internally prepared financial statements for unusual trends and/or financial account relationships and reviews the audit reports prepared by the departments of insurance and regulatory authorities in the various states in which Investors Heritage Life operates. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on our website at www.InvestorsHeritage.com. In addition, we operate pursuant to a Code of Ethics which was adopted by our Board and is also available on our website. All members of the Audit Committee are independent and the Board has determined that Mr. Doran and Mr. Duke are Audit Committee Financial Experts.  The Audit Committee met seven times during 2009.

The Board has provided for a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee consists of three independent members and one non-independent member, Harry Lee Waterfield II.  The Nominating Committee met once in 2009.

Although Investors Heritage Capital Corporation does not have a Compensation Committee because it does not pay any of its executive officers a regular salary, the Board of Directors of Investors Heritage Life, a wholly-owned subsidiary, has provided for a Compensation Committee, which determines the compensation of its executive officers. The Investors Heritage Life Compensation Committee consists of two independent members and one non-independent member, Harry Lee Waterfield II.  (See "Executive Compensation".)

Former director, Dr. Jerry F. Howell, Jr. attended fewer than 75% of the aggregate of the total number of Board and Committee meetings.

DIRECTOR COMPENSATION

During 2009, we paid our Directors $100 for each Board meeting with no other compensation.    All non-employee Directors were also eligible to participate in the 1999 Stock Option and Stock Appreciation Rights Plan.  On September 24, 1999, we granted options to purchase 3,000 shares of Investors Heritage Capital common stock to each non-employee Director, except Howard L. Graham and Harold G. Doran, Jr.  At the time of the grant, Mr. Graham was not a Director; however, he was the CFO of Investors Heritage Capital and we granted him an option to purchase 8,100 shares.  At the time of the grant, Mr. Doran was not a Director.  All of the options vested on September 24, 2001 and expired on September 24, 2009, and no option holders exercised options during 2009. The Plan terminated on September 24, 2009.  The Director Compensation Table is set forth below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)**	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Com- pensa- tion ($)	Total ($)
Each Director*	1,100	-	-	-	-	-	1,100

*The Directors include Harry Lee Waterfield II, Gordon C. Duke, Michael F. Dudgeon, Jr., Harold G. Doran, Jr., Helen S. Wagner, David W. Reed, Howard L. Graham and Robert M. Hardy, Jr.

**The salary disclosed within the Summary Compensation Table includes Director fees paid to Mr. Waterfield and Mr. Hardy.

DISCLOSURE ABOUT BOARD LEADERSHIP STRUCTURE AND THE BOARD'S ROLE IN RISK OVERSIGHT

The leadership structure of the Board provides for the Chief Executive Officer of the Company to also serve as the Chairman of the Board.  We have chosen to combine these two roles because it provides us with the most efficient operation of our Company while maintaining the leadership of our Board.  The Board operates through its various committees, most significantly the Finance, Audit and Executive Committees.  While there is not a designated lead independent director, our Audit Committee, which is comprised solely of independent directors, essentially fills that role.

The Board plays a significant role in risk oversight and administers this function through the various committees and as a whole.  The Finance Committee is responsible for establishing investment guidelines with our independent investment manager and for reviewing our investments on at least a monthly basis with quarterly reviews with our investment manager.  These reviews include credit risks, liquidity risks and other risks attendant to our investment portfolio.  The Audit Committee is responsible for financial reporting and together with the Executive Committee and the Board as a whole reviews operational risks on a monthly basis.

We have a formal enterprise risk management process.  The Board is apprised of any significant issues identified on a monthly basis.  The Board reviews all results, findings and remediation plans and is apprised of any changes, alterations or amendments to the enterprise risk management plan as they occur.

Our Company perceives the enterprise risk management process to be management's responsibility on a daily basis.  Material risks are identified and the Board and senior management work together to provide appropriate alternatives and solutions for those material risks.  The individuals who supervise the day-to-day risk management responsibilities attend monthly Board meetings and report directly to the Board as a whole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. All Audit Committee members are independent as defined in the NASDAQ listing standards.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent registered public accounting firm the auditors' independence from management and the Company including the matters in the written disclosures required by the applicable standards of the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of our independent registered public accounting firm.

Audit Committee Members

David W. Reed                  Gordon C. Duke                  Harold G. Doran, Jr.

EXECUTIVE COMPENSATION

Investors Heritage Capital Corporation does not have a Compensation Committee because it does not pay any of its executive officers a regular salary.  Five of our executive officers who also serve as directors and/or officers of Investors Heritage Life receive compensation from Investors Heritage Life.  Investors Heritage Life does have a Compensation Committee, which is comprised of two independent Directors, Howard L. Graham and Helen S. Wagner, and one Director, Harry Lee Waterfield II, who is not independent.

The Compensation Committee provides advice and recommendations in the areas of employee salaries and benefit programs.  The Compensation Committee does not have a charter.  The Compensation Committee determined the compensation of the Chief Executive Officer and Chief Financial Officer for fiscal year 2009, recommended approval to the Board of Directors and those recommendations were ratified and approved by the independent members of the Investors Heritage Life Board of Directors.

The Compensation Committee reviews the compensation and benefits programs for all executive officers on an annual basis.  The Committee strives to provide a compensation program in line with the following guiding principles:

--   the motivation and retention of the executive officers;

--   proper alignment with the financial interests of our shareholders;

--   the overall performance of the organization; and

--   competitiveness with the external marketplace.

Investors Heritage Life's compensation program for executive officers is the same compensation program available to all employees of Investors Heritage Life with the exception of eligibility for and participation in a nonqualified deferred compensation plan.  The compensation program for the principal Executive Officers consists of base salary,  bonuses, a defined benefit retirement plan, a 401(k) plan, health insurance coverage (portion of costs), life insurance coverage (portion of costs) and long-term disability coverage.  These elements are intended to provide an overall compensation package that is commensurate with Investors Heritage Life's financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interest with those of our shareholders.

Investors Heritage Life does not use compensation consultants for determining or recommending the amount or form of director or executive compensation.

The following Summary Compensation Table sets forth the compensation paid by Investors Heritage Life to the Chief Executive Officer, the Chief Financial Officer and the Vice President and General Counsel, the two most highly compensated officers other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Harry Lee Waterfield II, President, Chairman of the Board and Chief Executive Officer	2009 2008	243,938 (1) 237,734 (1)	0 4,950	- -	0 (20,250) (2)	- -	243,544 149,195	19,093 (5) 15,497 (5)	506,575 387,126

Raymond L.Carr, Vice President and Chief Financial Officer	2009 2008	183,154 177,714	0 2,250	- -	0 (10,125) (2)	- -	169,729 (4) 91,057 (4)	2,380 (6) 1,560 (6)	355,263 262,456

Robert M. Hardy, Jr., Vice President, General Counsel and Director	2009 2008	160,775 (1) 155,336 (1)	0 2,250	- -	0 (10,125) (2)	- -	51,930 20,281	10,547 (7) 10,222 (7)	223,252 177,964

(1) Amounts reported include Director's fees from both Investors Heritage Life and Investors Heritage Capital Corporation.

(2) The value of the option awards is based on the increase (decrease) in the per share closing price of our common stock on the OTC Bulletin Board from the prior year to current year-end.  Please refer to the section entitled "Stock Options and Stock Appreciation Rights Plan" found in Note A to the financial statements of the Annual Review to shareholders.  None of the options granted were exercised, all outstanding options expired in 2009 and no new options were granted in 2009.

(3) These amounts represent the change in accumulated benefits under the IHCC Retirement Plan which is the Company's defined benefit plan.

(4) These amounts include matching contributions to the Deferred Compensation Plan in the amount of $16,942 and $16,425 in 2009 and 2008, respectively.

(5) These amounts include matching contributions to the 401(k) Plan in the amount of $15,392 and $13,295 in 2009 and 2008, respectively, and the remainder is for personal use of a Company-owned car.

(6) These amounts are for personal use of a Company-owned car.

(7) These amounts include matching contributions to the 401(k) Plan in the amount of $7,143 and $6,902 in 2009 and 2008, respectively, and the remainder is for personal use of a Company-owned car.

1999 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

The Investors Heritage Capital 1999 Stock Option and Stock Appreciation Rights Plan became effective as of September 16, 1999. The purpose of the 1999 Stock Option Plan is to promote an increased interest in and a greater incentive to expand and improve the profits, prosperity and welfare of Investors Heritage Capital. Investors Heritage Capital authorized for issuance a total of 250,000 shares of common stock under the 1999 Stock Option Plan. The Investors Heritage Capital Board granted options to purchase 75,000 shares of common stock at $23.00 per share, all of which expired on September 24, 2009.  None of the options were exercised and no additional options have been granted by Investors Heritage Capital.

The plan terminated on September 24, 2009.

DEFINED BENEFIT PLAN

Investors Heritage Capital sponsors the IHCC Retirement Plan, which is a defined benefit plan.  All employees of the subsidiaries of Investors Heritage Capital who complete at least 1,000 hours of service in any twelve-month period ending with the anniversary date of employment are eligible to participate in the retirement plan.  The retirement plan is non-contributory, that is, participating employers make contributions into the plan on behalf of employees.

When an employee reaches age 65, the employee will be entitled to receive a benefit equal to his accrued benefit which is determined based upon a retirement benefit formula equal to two percent of the employee's average compensation, multiplied by the employee's years of service (up to a maximum of 50 years).  The retirement plan also provides for an early retirement date, which is the first day of any month following the date the employee attains age 60.

The retirement plan imposes certain limits on the amount of benefits that can be paid to any employee.  In general, the maximum annual benefit that can be paid to an employee at retirement cannot exceed the lesser of 100% of the employee's average compensation or $185,000.  The dollar limit may increase in future years due to cost- of-living adjustments.  The early retirement benefit payable to an employee will be equal to the accrued benefit reduced by one-half percent for each month that the employee's early retirement date precedes the normal retirement date.

For purposes of the plan, compensation is generally defined as the total compensation paid to an employee that is subject to federal income tax withholding.  Amounts paid from an employee's compensation on a pre-tax basis to obtain certain fringe benefits are included in compensation; however, bonuses, commissions, unused sick time, and vacation time paid in cash are excluded from compensation.  In addition, the plan, by law, cannot recognize annual compensation in excess of $230,000.  The dollar amount may adjust in future years for cost-of-living increases.  An employee's accrued benefit vests over a six-year vesting schedule which provides that the employee is 20% vested after two years of service, increasing 20% each year until the employee fully vests after six years of service.

An independent third party values the retirement plan using the valuation methodology required by the applicable guidance from the Financial Accounting Standards Board.

The weighted-average actuarial assumptions used at December 31, 2009 to determine benefit obligations and net periodic benefit cost are as follows:

Discount Rate	6.25%
Expected return on plan assets	8.50%
Rate of compensation increases	3.00%

The long-term rate of return for plan assets is determined based on an analysis of historical returns on invested assets, anticipated future fixed income, equity and mortgage loan investment markets, and diversification needs.  Long-term trends are evaluated relative to current market factors such as inflation, interest rates and investment strategies, including risk management, in order to assess the assumptions as applied to the retirement plan.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Investors Heritage Capital also sponsors and maintains a nonqualified deferred compensation plan.  Certain executive officers of Investors Heritage Life as designated by the Board of Directors are eligible to participate in the deferred compensation plan.

The purpose of the deferred compensation plan is to permit a select group of management and highly compensated employees who contribute materially to our growth, development and business success to defer a portion of their compensation.  To become a participant, the Board of Directors must select an employee.  The Board of Directors, in its sole and absolute discretion, determines eligibility for participation in the deferred compensation plan.  The deferred compensation plan allows the participant to defer up to 10% of compensation and after the end of each month, we match the contribution of each participant who has made an elective contribution during the month.  The matching contribution with respect to a participant equals the amount of the participant's elective contribution; however, it cannot be in excess of the amount by which ten percent of the participant's compensation for such month exceeds the amount of our matching contribution under our 401(k) plan.

For purposes of the deferred compensation plan, compensation includes the total amount of cash remuneration for services rendered which we pay to or for an employee, and which is subject to withholding for federal income tax purposes.  A participant is always 100% vested in any elective contributions made; however, a participant's matching contribution account balance is not fully vested until after six years of service.

SHAREHOLDER PROPOSALS FOR THE 2011 MEETING

Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 2011 annual meeting must forward this information to the Secretary of Investors Heritage Capital Corporation at P. O. Box 717, Frankfort, Kentucky 40602 no later than December 3, 2010.  Shareholders may also communicate directly with the Board of Directors in writing by sending a letter to the Board to the address noted above.  Our legal counsel will receive and process all communications directed to the Board of Directors and will transmit such communications to each member of the Nominating Committee without any editing or screening by the legal counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, Cincinnati, Ohio is our independent registered public accounting firm selected by our Board of Directors upon the recommendation of the Audit Committee. Ernst & Young LLP has served in this capacity since 1981.  Fees for 2009 and 2008 for the annual audit, audit related services, tax services and all other non-audit services are shown in the following table:

	2009	2008
Audit Fees	$208,000	$215,000
Audit Related Fees	18,725	26,650
Tax Fees	18,375	17,500
All Other Fees	-	-
Total Fees	$245,100	$259,150

Audit related fees would include services rendered during each fiscal year in connection with accounting and reporting consultation relative to various GAAP and statutory accounting matters, services rendered in conjunction with Sarbanes-Oxley Section 404 and assistance with normal triennial Kentucky Department of Insurance examinations. Tax fees include services rendered during each fiscal year in connection with costs associated with U. S. Federal income tax planning, advice and compliance.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews such guidelines with the Board of Directors. The full Audit Committee, or in its absence, the Chair of the Audit Committee, may pre-approve non-audit services.  No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than $25,000, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the Audit.  In 2009, Ernst and Young LLP did not provide any such services.

We expect a representative to be present at the shareholders' meeting with the opportunity to make a statement and to respond to appropriate questions. The services provided by Ernst & Young LLP during 2009 consisted of the audit of our financial statements and tax compliance reviews including e-filing assistance. No member of the firm of Ernst & Young LLP has any relationship with us other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no other transactions to which Investors Heritage Capital Corporation was or is to be a party, in which any officer or Director or nominee for election as Director had any direct or indirect material interest.

At the date of this proxy statement, management knows of no other matters to come before the meeting. However, if any other matter properly comes before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Investors Heritage Capital Corporation

/s/ Jane S. Jackson

Jane S. Jackson, Secretary

Frankfort, Kentucky 40602

April 2, 2010

--Proxy---INVESTORS HERITAGE CAPITAL CORPORATION---Proxy--

200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Harold G. Doran, Jr., or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Investors Heritage Capital Corporation to be held on May 13, 2010, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 2, 2010 as follows:

(1) Election of Directors

[    ]  FOR all nominees listed below (except as marked to the contrary below)

[    ]  WITHHOLD AUTHORITY to vote for all nominees below

Instruction:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

          Gordon C. Duke               Harry Lee Waterfield         Michael F. Dudgeon, Jr.

(2) On any other matter which may come before the meeting in accordance with their best judgment.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of Investors Heritage Capital Corporation, 200 Capital Avenue, P. O. Box 717, Frankfort, Kentucky 40602, on or before May 13, 2010.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".

Please sign exactly as name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and 2009 Annual Report to Stockholders are available at: www.investorsheritage.com/2009annualreport.html

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 Shareholder's signature                                                    Date ______________, 2010